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                                                                    EXHIBIT 99.3

                                    AMENDMENT
                                       TO
                          SHAREHOLDER RIGHTS AGREEMENT


         Amendment, dated as of August 8, 2002 (the "Amendment"), to the Shareholder Rights Agreement, dated as of April 21, 1999 (the "Rights Agreement"), between Warren Bancorp, Inc., a Massachusetts corporation (the "Company"), and Registrar and Transfer Company, as Rights Agent (the "Rights Agent").

                                   WITNESSETH:

         WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may prior to a Section 11(a)(ii) Event (as defined in the Rights Agreement) supplement or amend the Rights Agreement without the approval of any holders of certificates representing shares of common stock of the Company; and

         WHEREAS, the Company now desires to amend the Rights Agreement as set forth in this Amendment, and pursuant to Section 27 of the Rights Agreement, the Company hereby directs that the Rights Agreement should be amended as set forth in this Amendment.

         NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         1.       AMENDMENTS TO SECTION 1.

                  (a) Section 1 of the Rights Agreement is hereby amended by adding the following definitions:

                           (kk) "Merger" shall have the meaning set forth in the Merger Agreement.

                           (ll) "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of August 8, 2002, between the Company and Parent, as may be amended from time to time.

                           (mm)     "Parent" shall mean Banknorth Group, Inc.

                  (b) The definition of "Acquiring Person" in Section 1(a) of the Rights Agreement is hereby amended by inserting the following sentence at the end thereof:


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                  "Notwithstanding the foregoing or any other provision of this
                  Agreement to the contrary, none of Parent, any Subsidiary of Parent or any other Person shall be deemed to be an Acquiring Person by virtue of the Merger Agreement as a result of any of
                  (i) the execution and delivery of the Merger Agreement, (ii) the consummation of the Merger and (iii) the consummation of the other transactions contemplated in the Merger Agreement."

         2. AMENDMENT TO SECTION 3(a). Section 3(a) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

                  "Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred as a result of any of (i) the execution and delivery of the Merger Agreement, (ii) the consummation of the Merger and (iii) the consummation of the other transactions contemplated in the Merger Agreement."

         3. AMENDMENT TO SECTION 7(a). The first sentence of Section 7(a) of the Rights Agreement is hereby amended to read as follows:

                  "(a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Exercise Price for the total number of one one-thousandths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercised, at or prior to the earlier of (i) the Close of Business on the tenth anniversary of the Record Date (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, (iii) the time at which such Rights are exchanged as provided in Section 24 hereof and (iv) the Effective Time (as defined in the Merger Agreement) (the earlier of (i), (ii), (iii) or (iv) being herein referred to as the "Expiration Date")."

         4. AMENDMENT TO SECTION 11. Section 11(a)(ii) of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

                  "Notwithstanding anything in this Agreement to the contrary,
                  (i) the execution and delivery of the Merger Agreement, (ii) the consummation of the Merger and (iii) the consummation of the other


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                  transactions contemplated in the Merger Agreement shall not be deemed to be a Section 11(a)(ii) Event and shall not cause the Rights to be adjusted or exercisable in accordance with, or any other action to be taken or obligation to arise pursuant to, this Section 11(a)(ii)."

         5. AMENDMENT TO SECTION 13. Section 13 of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

                  "Notwithstanding anything in this Agreement to the contrary,
                  (i) the execution and delivery of the Merger Agreement, (ii) the consummation of the Merger and (iii) the consummation of the other transactions contemplated in the Merger Agreement shall not be deemed to be a Section 13 Event and shall not cause the Rights to be adjusted or exercisable in accordance with, or any other action to be taken or obligation to arise pursuant to, this Section 13."

         6. EFFECTIVENESS. This Amendment shall be deemed effective as of the date first above written, as if executed on such date. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect and shall be otherwise unaffected.

         7. GOVERNING LAW. This Amendment shall be deemed to be a contract made under the laws of the State of Massachusetts and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

         8. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute but one and the same instrument.


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        IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first above written.



                                        WARREN BANCORP, INC.

Attest:

/s/ Suzanne Murray                      By: /s/ John R. Putney
------------------------------              ------------------------------------
Name: Suzanne Murray                        Name: John R. Putney
Title:                                      Title: President and Chief Executive
                                                   Officer



                                        REGISTRAR AND TRANSFER COMPANY

Attest:

/s/ William P. Tatler                   By: /s/ Nicola Giancaspro
------------------------------              ------------------------------------
Name: William P. Tatler                     Name: Nicola Giancaspro
Title: Vice President and                   Title: Vice President
       Assistant Secretary